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Exhibit 10.12

SECOND AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This Second Amendment to Amended and Restated Loan and Security Agreement (the "Amendment") is entered into as of October 24, 2006, by and between COMERICA BANK ("Bank") and GENOPTIX, INC. ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 9, 2005 (as amended from time to time, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2006, together with any related agreements, the "Agreement"). Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness." The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.
Incorporation by Reference.    The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.
Amendment to the Agreement.    Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.
Section 6.7(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

    "(b)    Minimum Cash.    A balance of Cash at Bank or Bank's Affiliates covered by a satisfactory control agreement of not less than Two Million Dollars ($2,000,000)."

  B.
  Borrower's and Bank's addresses for notices set forth in Section 10 of the Agreement are hereby amended in their entirety to read as follows:

"If to Borrower:	Genoptix, Inc. 2110 Rutherford Rd. Carlsbad, CA 92008 Attn: Chief Financial Officer FAX: (760) 268-6201
If to Bank:	Comerica Bank m/c 4770 75 E Trimble Road San Jose, CA 95131 Attn: Manager FAX: (408) 556-5091
With a copy to:	Comerica Bank 11943 El Camino Real #110B San Diego, CA 92130 Attn: Killu Sanborn FAX: (858) 509-2365"

III.
Legal Effect.

A.
The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.
Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.
Conditions Precedent.    Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.
This Amendment, duly executed by Borrower;

B.
A Securities Account Control Agreement, duly executed by all parties; and

C.
Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

GENOPTIX, INC.		COMERICA BANK
By:	/s/ DOUGLAS A. SCHULING	By:	/s/ KILLU SANBORN
Title:	Vice President and Chief Financial Officer	Title:	Senior Vice President

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  Exhibit 10.12
SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
RECITALS
AGREEMENT